EXHIBIT 10.2













                               MARKETING AGREEMENT

                                     BETWEEN

                             FLUOR DANIEL GTI, INC.
                     (FORMERLY GROUNDWATER TECHNOLOGY, INC.)

                                       AND

                               FLUOR DANIEL, INC.













                                  MAY 10, 1996

         This Marketing Agreement is entered into effective as of the 10th day of May, 1996.

   BETWEEN: FLUOR DANIEL GTI, INC. (formerly Groundwater Technology, Inc.), a corporation organized under the laws of the State of Delaware, having its principal office at 100 River Ridge Drive, Norwood, Massachusetts ("GTI").

        AND FLUOR DANIEL, INC. a corporation organized under the laws of the State of California, having its principal office at 3333 Michelson Drive, Irvine, California ("FLUOR DANIEL").

         WHEREAS, prior to the execution and delivery of this Agreement, GTI and FLUOR DANIEL (both directly and through its wholly-owned subsidiary, Fluor Daniel Environmental Services, Inc. ("FDESI")) were each engaged in the business of providing investigation, evaluation, project management and remediation services with regard to the restoration of environmentally impacted sites and facilities; and

         WHEREAS, concurrently with the execution of this Agreement, Fluor Daniel has acquired a majority ownership interest in GTI and in connection therewith Fluor Daniel has transferred to GTI all of the issued and outstanding shares of FDESI.

         WHEREAS, the Parties wish to enter into this Marketing Agreement to set forth the basis upon which such Parties shall engage in the global conduct of the environmental services business and the basis for providing mutual support and assistance in conducting their own respective businesses.

         NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein, the Parties have agreed as follows:

         1.       DEFINITIONS

         The following terms as used in this Agreement shall have the meanings set out below:

         1.1 "Affiliate" shall mean any corporation or other legal entity of which a Party (either alone or together with other Affiliates of that Party) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are ordinarily and generally, in the absence of contingencies or other understandings, entitled to vote for the election of a majority of the board of directors or governing body.

         1.2 "Contract Support Services" shall mean services provided by one Party to or on behalf of the other Party, in connection with a project being performed for a client, but which by themselves do not constitute a scope of work within the project being performed.

         1.3 "DOE Management and Operations/Operating and Maintenance/Management and Integration (M&O/O&M/M&I) Projects" shall mean projects involving the management and operation, and/or management integration of sites and facilities and environmental engineering services for the U.S. Department of Energy.

         1.4 "Duality" shall mean the joint resolution of issues by the Parties to the overall best combined market approach of the Parties balancing short and long term considerations, and consistent with the spirit of this Agreement.

         1.5 "Engineering and Construction Business" and "Engineering and Construction Services" shall mean the providing of feasibility studies, conceptual design, engineering, procurement, project and construction management, construction, maintenance, plant operations, technical, project finance, quality control, start-up assistance, site evaluation, licensing and consulting with respect to actual or proposed sites or facilities provided, however, that "Engineering and Construction Business" and "Engineering and Construction Services" does not include services that are typically provided in connection with Environmental Services.

         1.6 "Environmental Business" or "Environmental Services" shall mean the providing of investigation, evaluation, design, feasibility studies, management and pollution prevention, project management, remediation, permitting, quality control, start-up assistance, licensing and consulting services (including incidental project finance procurement, construction and maintenance) relating to (a) the treatment of groundwater, wastewater, soil and hazardous waste, or
(b) air emissions controls; provided, however, that such terms shall not include:

         a).       the Excluded Projects.

         b). DOE Management and Operations/Operating and Maintenance/ Management and Integration (M&O/O&M/M&I) Projects.

         c). Substantial Infrastructure projects related to government or industrial water supply, water treatment, wastewater treatment or pollution control facilities. Industrial wastewater facilities may be performed by either Party, and shall be a subject of Duality.

         d).       Molten Metal Technology and M4 (and successor) Projects.

         e). Facilities that are built due to environmental drivers but that are mainly capital plant investments by a client, such as waste-to-energy and oil refinery clean air emission process upgrades. The Parties shall use Duality where there is uncertainty as to where services would fall under this agreement.

         1.8   "Excluded   Projects"   shall  mean  the  Fernald   environmental
remediation   management   contract  and  the  contract  with   Ciba-Geigy   for
construction management for remediation activities at their Toms River, New Jersey facility.

         1.9 "Fluor Daniel Group" shall mean Fluor Daniel and each of its Affiliates, excluding members of the GTI Group.

         1.10 "GTI Group" shall mean GTI and each of its Affiliates, including without limitation, FDESI.

         1.11  "Investment   Agreement"  shall  mean  that  certain   Investment
Agreement dated as of December 11, 1995 by and among Fluor Daniel, FDESI, GTI and GTI Acquisition Corporation.

         1.12 "Marketing Agreement" or "Agreement" shall mean the present Agreement together with its Exhibits, Schedules and any amendments thereof.

         1.13 "Party" means either GTI on the one hand or FLUOR DANIEL on the other hand, depending on the context. "Parties" means both of them.

         1.14 "Project Services" shall mean services provided by one Party to or on behalf of the other Party which constitute a scope of work within a project being performed for a client.

         1.15 "TBS Opportunities" shall mean the pursuit of environmental opportunities with clients to provide total business solutions to environmentally impacted real estate and operating facilities, which opportunities are differentiated from Environmental Business or Environmental Services in that they (a) include providing, in the context of a single project or program, substantial non-environmental services to a client in addition to investigation, assessment, remediation and monitoring services currently provided by GTI, or (b) involve a substantial increase in the scale and scope of, and the integration of, solutions to be provided, including, in the aggregate, the potential for high value of work (greater than $5 million), the complexity of the financing arrangement with the client and the strategic value of the services to the client in connection with solving the client's environmental issues.

         1.16     The Exhibits to this Marketing Agreement are the following:

                  Exhibit A    Terms and Conditions - Overhead Support Services
                  Exhibit B    Intercompany Services Agreement
                  Exhibit C    Contract Support Services - Billing Terms
                  Exhibit D    Project Services - Billing Terms

         2.       BUSINESS PURPOSE/EXCLUSIVITY

         2.1 The Parties agree that the purpose of this Marketing Agreement is to establish the respective rights, roles and responsibilities of the Parties and their Affiliates with regard to the pursuit of the Environmental Business and TBS Opportunities on a worldwide basis. The Parties acknowledge that, in their opinion, the future environmental services market will favor service providers that can differentiate themselves from other providers by offering creative solutions to environmental problems. These creative solutions may involve the service provider becoming a "stakeholder" in the client's solution and may include accepting more risk in exchange for more reward (beyond accepting a fee for services rendered on a time and materials basis). The Parties acknowledge that these creative solutions will be applicable to both the Environmental Business and to TBS Opportunities, and the Parties have agreed to enter into this Marketing Agreement and to work together in Duality to provide services to their respective clients. The Parties also agree to operate in Duality for areas of potential overlap, including where such overlap is created by agreements with other parties.

         2.2 The Parties agree that, subject to the terms of this Agreement, as between the Fluor Daniel Group and the GTI Group, the GTI Group shall have primary responsibility for the marketing and execution of the Environmental Business and the Fluor Daniel Group shall have primary responsibility for the marketing and execution of TBS Opportunities. Fluor Daniel , on its behalf and on behalf of the Fluor Daniel Group, will promote the use of the GTI Group for Environmental Services that are related or incidental to its Engineering and Construction Business or its TBS Opportunities, provided that the use of GTI is acceptable to the client, that GTI has adequate available personnel and other resources to timely and satisfactorily perform the work and its proposed commercial terms are competitive with the market. GTI shall commit in good faith to perform such Environmental Services as may be requested by Fluor Daniel, but shall not be obligated to provide such Environmental Services if there's a valid business reason for its refusal to perform such services. For purposes of this Agreement, Fluor Daniel will evaluate the competitiveness of GTI's commercial terms by comparing them to terms and conditions of other providers of Environmental Services of the same quality and scope in the location of where the services are to be provided, and reviewing them with GTI.

         2.3 Within 30 day of the date of this Agreement, Fluor Daniel shall notify its management and the management of its Affiliates of the marketing relationship formed between the Parties and of the obligations of the Fluor Daniel Group under this Agreement. Periodically throughout the terms of this Agreement, Fluor Daniel will communicate with its management and the management of its Affiliates to remind them of the marketing relationship formed between the Parties and of the obligations of the Fluor Daniel Group under this Agreement.

         2.4 Within 30 days of the date of this Agreement, GTI shall notify its management and the management of its Affiliates of the marketing relationship formed between the Parties and of the obligations of the GTI Group under this Agreement. Periodically throughout the term of this Agreement, GTI will communicate with its management and the management of its Affiliates to remind them of the marketing relationship formed between the Parties and of the obligations of the GTI Group under this Agreement.

         2.5 Prior to either Party forwarding a written communication to their respective management pursuant to Sections 2.3 and 2.4 above, the Party preparing to forward the communication shall give the other Party a reasonable opportunity to review and comment on the communication.

         3.       INTERCOMPANY SERVICES

         3.1 Overhead Support Services. Subject to availability of qualified personnel, each Party agrees to provide to the other Party, the services of its employees (including technical, financial and administrative personnel) as may be reasonably requested by the other Party in connection with activities of a general nature which are not related to a specific contract upon the terms and conditions set forth in Exhibit A attached, which terms and conditions shall be reviewed by the Parties bi-annually.

         3.2 Contract Support. All Contract Support Services to be provided by one Party to the other Party, shall be performed pursuant to Work Releases issued pursuant to the terms of the Intercompany Services Agreement attached hereto as Exhibit B, and containing the commercial terms and conditions set forth in Exhibit C, which terms and conditions shall be reviewed by the Parties bi-annually.

         3.3 Project Services. All Project Services to be provided by one Party to the other Party shall be performed pursuant to Work Releases issued pursuant to the terms of the Intercompany Services Agreement attached hereto as Exhibit B and containing commercial terms and conditions set forth in Exhibit D, which terms and conditions shall be reviewed by the Parties bi-annually.

         3.4 Facilities. If and to the extent that Fluor Daniel provides office space to GTI or a member of the GTI Group, applicable costs shall be charged for such office space on the same basis as Fluor Daniel charges its other operating subsidiaries. Fluor Daniel agrees to maintain appropriate health and safety programs and procedures for the benefit of Fluor Daniel and GTI employees at such office locations.

         3.5 Each Party understands that the other Party will be involved in other activities and undertakings not within the scope of this Marketing
Agreement. The Parties hereby agree that the execution of this Marketing Agreement and the assumption by each of the Parties of its duties hereunder shall be without prejudice to its rights to have such other interests and activities and to receive and enjoy the profits or compensation therefrom. Except as otherwise provided herein, the Parties may engage in or possess any interest in any other business, undertaking, or venture of any nature or description independently or with others and neither Party shall have any right by virtue of this Marketing Agreement in and to such business, undertaking or venture of the other Party or the income or profits derived therefrom. The Parties agree to meet periodically to discuss joint marketing opportunities and initiatives, to use reasonable efforts to keep each other fully advised of its own marketing efforts with common clients and, with respect to the foregoing, to establish mutually acceptable communications procedures. With any such common clients it is understood that GTI will have the marketing lead for projects that primarily involve Environmental Services and that Fluor Daniel will have the marketing lead for TBS Opportunities and for projects that primarily involve Engineering and Construction Services.

         4.       LIABILITIES

         4.1 Neither Party shall hold itself out as being the agent, representative, employee or the principal of the other Party. This Marketing Agreement does not constitute either Party the agent of the other, nor does it create a partnership, a consortium, an association, a joint venture, or any form of juristic person or entity. Neither Party shall have any authority or right to assume or create obligations of any kind or nature, express or implied, on behalf of, or in the name of the other Party, not to accept service of any legal process of any kind addressed to or intended for the other Party, nor to bind the other Party in any respect, without the specific prior written authorization of the other Party. If either Party acts in violation of the foregoing, said Party hereby covenants to indemnify and hold harmless the other Party from and against any and all claims, demands, losses, damages, liabilities, law suits, and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees) arising directly or indirectly in whole or in part out of the breach of this Section by such Party or out of the breach of Section 4.1, whether committed by the indemnifying Party, its employees, agents, successors, assigns, or its Affiliates.

         4.2 Each Party shall indemnify and hold harmless the other Party from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and the costs and expenses (including, but not limited to, reasonable attorneys' fees) of any action resulting from the death of any person, or for damage or destruction of property, but only to the extent resulting solely from the negligent acts or omissions of such Party.

         4.3 In no event shall either Party ever be liable to, or required to provide indemnity to, the other Party for any incidental, special, consequential or punitive damages of the other Party, or its Affiliates, including without limitation, liability for loss of profits or business interruption, however the same may be caused.

         4.4 Each Party shall be solely responsible for the accuracy and completeness of information and representations supplied by each Party and incorporated in any proposal, prime or sub contract, including, but not limited to, cost or pricing data, materials, specifications, and certifications, and each Party agrees to release defend, indemnify and hold the other harmless from and against any and all claims, liabilities and causes of action arising out of or relating to the provision of such information and/or representations.

         4.5 Indemnities against, releases from and limitation on liability expressed in Sections 4.1 and 4.4 shall apply even in the event of the fault, negligence or strict liability of the Party indemnified or released or whose liability is limited.

         4.6 The Parties make no other representations, covenants, warranties or guarantees, express or implied, other than those set forth in this Marketing Agreement, the Intercompany Services Agreement or in a Work Release. The Parties' rights, and responsibilities with respect to the matters set forth in this Marketing Agreement, shall be exclusively those set forth in this Marketing Agreement, the Intercompany Services Agreement or in a Work Release.

5. CONFIDENTIALITY

         5.1 Restrictions on Use and Disclosure. Each Party covenants and agrees it will not, and it will not permit its Affiliates to, directly or indirectly, or in any capacity whatsoever, divulge or disclose the Confidential Information, in whole or in part, to any person or entity (including its Affiliates or shareholders), except to the extent such divulgence or disclosure is specifically permitted by the Party disclosing the Confidential Information or is required by law. The Recipient (as hereinafter defined) shall use Confidential Information for the purpose of carrying out the activities that are the subject of this Agreement, and the Intercompany Services Agreement, and for no other purpose.

         5.2 Confidential Information Defined. As used herein, the term "Confidential Information" shall mean: all technical, economic or descriptive information, data, concepts, or know-how disclosed to a Party, including any officers, directors, managers, partners or employees of such Party or any of such Party's Affiliates (the "Recipient") by the other Party (the "Originator")
(1) in written or documentary form marked "Confidential" or with words of similar import, or (2) in an oral presentation or visual demonstration and identified as confidential at the time of such disclosure, and then, within ten
(10) days, confirmed in written or tangible form marked "Confidential", or with words of similar import, except any portion of such information which:

         (i) the Recipient can show was in its possession prior to the earliest disclosure by the Originator, provided that the Recipient has the right of free and unlimited disclosure thereof; or

         (ii) is presently or hereafter becomes a part of the public knowledge or literature without default by the Recipient of its obligations pursuant to this Agreement; or

         (iii)     the Recipient  can show was  developed by the Recipient  from
                   independent   information  not  subject  to  restrictions  of
                   confidentiality; or

         (iv) is or has been disclosed to the Recipient by a third Party, so long as Recipient does not know or have reason to know such third Party acquired that information directly or indirectly from the Originator under an obligation of confidentiality, provided Recipient's use of such information is in accordance with the terms under which it is received.

         5.3 Disclosure to Employees. The Recipient shall use all reasonable efforts to (1) limit disclosure of Confidential Information within its organization to only those employees who need to use such Confidential Information for the purpose authorized in Section 5.3, and who are obligated to the Recipient by a secrecy agreement with terms concerning disclosure and use at least as restrictive as those herein in a form acceptable to the disclosing Party, and (2) advise each of those employees of Recipient's obligations under this Agreement.

         5.4 No License. Nothing contained herein shall be construed to grant Recipient any immunity or license under any patent or other intellectual property right.

         5.5 Term. The Parties' obligations concerning non-disclosure and the use of Confidential Information contained in this Section 6 shall continue for five (5) years from the termination of this Agreement and shall then terminate.

         6.       USE OF FLUOR DANIEL NAME

                  Fluor Daniel's name and logo are proprietary to Fluor Daniel. Fluor Daniel hereby authorizes the use of the corporate name "Fluor Daniel GTI, Inc." by GTI until such right is terminated as set forth below. In addition, Fluor Daniel will not unreasonably withhold its consent to the use of similar name configurations by other Affiliates of GTI on the same terms and conditions. In the event this Agreement is terminated pursuant to Article 8, or GTI or an Affiliate of GTI that is using the Fluor Daniel name (or any derivation thereof) discontinues business operations or is otherwise liquidated, then the right of GTI or any such member of the GTI Group to continue to use the Fluor Daniel name (or any derivation thereof) shall cease and the respective name shall be removed from all company documents (including without limitation, its corporate name as reflected in its charter documents) promptly and in any event within three months after notice thereof and all future use is hereby prohibited. No further notice of Fluor Daniel's rights pursuant to this Article is required.

         7.       TERM, TERMINATION

         7.1 This Marketing Agreement shall commence on the date set forth on the first page hereof and, subject to earlier termination pursuant to Section
7.2 hereof, the term of this Marketing Agreement shall be ten (10) years, whereupon it shall lapse and terminate without formality unless it has been extended by mutual written agreement.

         7.2 If at any time  during the ten year  period  referred to in Section
7.1 hereof, Fluor Daniel shall cease to own at least twenty percent (20%) of the then issued and outstanding common shares of GTI or any successor to GTI, then either Fluor Daniel, provided that Fluor Daniel is not in breach of its obligations pursuant to Section 6.3(d) of the Investment Agreement, or GTI may , elect to terminate this Agreement. For such termination to be effective Fluor Daniel or GTI, as the case may be, must give the other Party written notice of its election to so terminate within 90 days after Fluor Daniel first ceased to maintain such level of ownership. Upon the giving of such notice, the termination shall be effective 30 days after the receipt of such notice.

         8.       ASSIGNMENT, SUBCONTRACTING

         8.1 Neither Party shall sell, assign or in any manner transfer, convey or alienate its interest or part thereof in this Marketing Agreement without first obtaining the written consent of the other Party.
         8.2 This Marketing Agreement shall inure to the benefit of and be binding upon the Parties, their successors, trustees, permitted assigns, receivers and legal representatives, but shall not inure to the benefit of any other person or entity.

         9.       AMENDMENTS

         No amendment of this Marketing Agreement or its Exhibits or Schedules shall be of any force or effect unless reduced to writing and executed in the same manner as the present agreement.

         10.      NOTICES

         All notices under this Marketing Agreement shall be given in writing and shall be delivered by (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) reputable overnight commercial courier or delivery service, or (iii) by facsimile transmission confirmed by certified or registered mail or commercial courier or delivery service as follows:

         a)       To:      FLUOR DANIEL, INC.
                           3333 Michelson Drive
                           Irvine, California 92730
                           Attention:  David L. Myers
                           Facsimile number:  714-975-5545

         b)       To:      FLUOR DANIEL GTI, INC.
                           100 River Ridge Drive
                           Norwood, MA 02062
                           Attention:  Walter C. Barber
                           Facsimile number:  617-769-7992

         or to such other address of which either Party shall have notified the other. All notices shall be effective only upon receipt by the receiving Party.

         11.      GOVERNING LAW

         This Marketing Agreement shall be governed by the laws of the State of Delaware without regard to conflict of law rules, whose courts, state or federal, shall have sole and exclusive jurisdiction.

         12.      FORCE MAJEURE

         A Party shall not be liable for non-performance or delay in performance caused by any event reasonably beyond the control of such Party including, but not limited to, hostilities, revolutions, riots, civil commotion, national emergency, strikes, work stoppages, slowdowns, labor disputes, lockouts, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government, or governmental agency; provided, however, that this Article shall not affect the liability of any Party for its failure to pay any sum of money required by this Marketing Agreement.

         13.      SEVERABILITY

         In the event that any of the provisions of this Marketing Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Marketing Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and the Parties shall to the fullest extent possible modify any such provision to the extent required to carry out the general intention of this Marketing Agreement and to impart validity thereto.

         14.      EFFECT OF WAIVERS

         No forbearance, indulgence, or relaxation or inaction by any Party at any time to require performance of any provisions of this Marketing Agreement shall in any way affect, diminish or prejudice the right of a Party to require performance of that provision and any waiver or acquiescence by either Party in any breach of any provision of this Marketing Agreement shall not be construed as a waiver or acquiescence in any continuing or succeeding breach of such provision, a waiver or an amendment of the provision itself or a waiver of any right under or arising out of this Marketing Agreement or acquiescence in or recognition of rights and/or positions other than as expressly stipulated in this Marketing Agreement.

15.      COUNTERPARTS

         This Marketing Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which shall constitute one and the same Marketing Agreement.

         IN WITNESS WHEREOF the Parties have signed this Marketing Agreement effective on the date first above written.


FLUOR DANIEL GTI, INC.
(formerly Groundwater Technology, Inc.)              FLUOR DANIEL, INC.


By       /s/ Walter C. Barber                        By       /s/ D.L. Meyers
  ---------------------------                          -------------------------
Title    President                                   Title    Vice President

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                      Exhibits Omitted in accordance with
                        Item 601(b)(2) of Regulation S-K
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Exhibit A                          Overhead Support Services

Exhibit B                          Intercompany Services Agreement

Exhibit C                          Contract Support Services

Exhibit D                          Project Services


         The Company will furnish supplementally a copy of an omitted exhibit to the Securities and Exchange Commission upon request, provided however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibit so furnished.